UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

SCHOLASTIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

557 Broadway, New York, New York	10012
(Address of Principal Executive Offices)	(Zip Code)

(212) 343-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	SCHL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    Not applicable.

(b)     On June 1, 2022, the Board of Directors of Scholastic Corporation (the “Company”) was informed that Margaret A. Williams, a director of the Company since 2010, has decided to retire as a director of the Company and not stand for re-election upon expiration of her current term at the Annual Meeting of Stockholders, scheduled to be held on September 21, 2022 (the “Annual Meeting”). Ms. Williams will continue to serve as a director, as well as Chair of the Nominating and Governance Committee and a member of the Human Resources and Compensation Committee, until the Annual Meeting.

Ms. Williams is a trailblazer with a career in politics, communications and children’s advocacy that has spanned nearly thirty years. During her tenure on the Board, Ms. Williams has consistently contributed her deep expertise to ensure Scholastic achieves its mission with efficiency and integrity.

Ms. Williams’ departure is not due to any disagreement between her and the Company, its management, the Board or any committee thereof, or any matter relating to the Company’s operations, policies or practices.

(c)    Not applicable.

(d)    Not applicable.

(e)    Not applicable.

(f)    Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: June 6, 2022	By:	/s/ Andrew S. Hedden
	Name:	Andrew S. Hedden
	Title:	Executive Vice President, General Counsel and Secretary

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